                                                                   EXHIBIT 10.59



                        AMENDMENT OF MANAGEMENT AGREEMENT

THIS AMENDMENT TO MANAGEMENT AGREEMENT ("Amendment"), is made effective
August 1, 2001 by and between United American Healthcare Corporation, a Michigan corporation ("UNITED AMERICAN") and OmniCare Health Plan, a Michigan nonprofit corporation, f/k/a Michigan Health Maintenance Organization Plans, Inc. ("HMO"), through the Deputy Rehabilitator for OmniCare ("Rehabilitator"), appointed by the Rehabilitator of HMO pursuant to Court Order of the Ingham County Circuit Court of the State of Michigan.

WHEREAS, UNITED AMERICAN and HMO entered into a Management Agreement dated March 15, 1985, as amended (the "Management Agreement"), which sets forth the terms and conditions which UNITED AMERICAN provides management services to HMO;

WHEREAS, the Commissioner of the Office of Financial & Insurance Services filed a Verified Petition for Order of Rehabilitation of OmniCare Health Plan pursuant to MCL 500.8112, and an Order of Rehabilitation and Injunctive Relief has been issued issued by the Ingham County Circuit Court appointing the Commissioner as the Rehabilitator; and

WHEREAS, the parties desire to amend certain terms and conditions of the Management Agreement, as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows.

1. Section Three-Management Fees. Paragraphs 3.1, 3.2 and 3.3 of the Management Agreement are deleted in their entirety and the Management Agreement is amended to state new Paragraphs 3.1 and 3.2 as follows:

              3.1 Amount. For the services performed by UNITED AMERICAN each month of the term hereof, a Management Fee shall be payable to UNITED AMERICAN of the direct fixed and variable costs UNITED AMERICAN actually incurs for the management of HMO ("HMO Costs") plus four (4%) percent. The Management Fee is established by: (a) the total costs of UAHC ("UAHC Costs"), (b) the HMO Costs, and (c) the costs related to UAHC, its subsidiaries and affiliates ("UAHC Specific Costs"), such that,

                     UAHC Costs = HMO Costs + UAHC Specific Costs.

         Monthly payments by HMO will be based upon estimates of the UAHC Costs as stated in the UAHC monthly financial statements less the monthly pro-rata allocation of the estimated UAHC Specific Costs identified on
         Exhibit 3.1. The estimates of the UAHC Specific Costs are identified in Exhibit 3.1, as amended from time to time, which is attached hereto and incorporated by reference. The estimated UAHC Specific Costs may be revised prospectively from time to time by mutual agreement of the parties. UNITED AMERICAN shall not make any expenditure of HMO Costs outside the ordinary course of a financially distressed business unless approved in advance by HMO in writing.

         HMO shall reconcile the estimated HMO Costs paid and the actual HMO Costs experienced by UNITED AMERICAN on a quarterly basis within thirty
         (30) days of each quarter of the term, or as soon as reasonably possible thereafter. With respect to any overpayments by HMO, at HMO's option, UNITED AMERICAN shall immediately return the overpaid amount in cash to HMO or HMO shall setoff the next month's Management Fee by the amount overpaid. UNITED AMERICAN shall provide HMO with access to any and all financial records and supporting documentation requested by HMO, and HMO may audit the UAHC Costs.

         UNITED AMERICAN shall pay as due, the HMO Costs incurred hereunder.

         3.2 When Due. The Management Fee shall be payable to UNITED AMERICAN by the fifteenth (15th day of each month during each month that services are rendered and any payments shall be prorated on a daily basis for any partial month.

2. Section Four-Miscellaneous. Paragraph 4.3 of the Management Agreement is deleted in its entirety and the Management Agreement is amended to state new Paragraph 4.3 as follows:

         4.3 Termination Without Cause. Either party may terminate this Management Agreement upon ninety (90) days prior written notice to the other party.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date referenced above.

UNITED AMERICAN HEALTHCARE CORPORATION

By: /s/ Gregory H. Moses
    ------------------------------
        Gregory H. Moses

Its:    12/14/01
     -----------------------------
        President & CEO

OMNICARE HEALTH PLAN

By: /s/ Bobby L. Jones
    -----------------------------
        Bobby L. Jones

Its:    Deputy Rehabilitator

                  EXHIBIT 3.1 (ESTIMATED SPECIFIC UAHC COSTS)
                              EFFECTIVE AUGUST 2001


COMPENSATION
Greg Moses                                       $312,000
William Jackson                                    85,120
John Reed                                          71,042
                                                 --------
TOTAL COMPENSATION                                468,162
BENEFITS                                          140,449
ADMINISTRATIVE & GENERAL                          300,000
                                                 --------
ESTIMATED UAHC SPECIFIC COSTS                    $908,611











INITIALS

For: OmniCare Health Plan  /s/ Bobby Jones        12/10/2001
                          -----------------       -----------
                          Bobby Jones             Date


For: UAHC                 /s/ Gregory Moses       12/14/2001
                          -----------------       -----------
                          Gregory Moses           Date

                   EXHIBIT 3.1 (ESTIMATED SPECIFIC UAHC COSTS)
                             EFFECTIVE DECEMBER 2001


COMPENSATION & BENEFITS
Greg Moses                                     $  312,000
William Jackson                                    88,099
Betty Duplissis*                                   31,156
Christine Gentile*                                 20,259
Valerie Houston*                                   26,055
Delores Howard*                                    16,123
                                               ----------
                                                  493,692
Benefits (estimated @ 22%)                        108,612
                                               ----------
TOTAL COMPENSATION & BENEFITS                     602,304

ADMINISTRATIVE & GENERAL
Occupancy/depreciation (incl. OAO)                125,000
Postage, express, telephone                        10,000
Printing and supplies                              10,000
Legal**                                           300,000
Auditing & consulting**                           300,000
Travel and entertainment                           20,000
Board fees**                                      325,000
Insurance                                         300,000
Single business taxes                             240,000
OAO lease & dev. Costs                            400,000
Interest expense on debt                          173,000
                                               ----------
                                                2,203,000
                                               ----------

Estimated UAHC Specific Costs                  $2,805,304


*At 50%

**Subject to seasonality. Will be adjusted out on an actual basis for purpose of monthly payment.

Note: All OAO development costs, including AS400 partition lease and contracted programmers, are UAHC specific costs and should not be included in HMO expenses.


INITIALS


For: OmniCare Health Plan  /s/ Bobby Jones        12/10/2001
                          -----------------       -----------
                          Bobby Jones             Date


For: UAHC                 /s/ Gregory Moses       12/14/2001
                          -----------------       -----------
                          Gregory Moses           Date